Guarantee Contract

S/N: 37100120120053712-2

(This is a summary translation to be used for reference only)

Creditor:	Agricultural Bank of China, Jinan Hi-Tech Development Zone Branch

Guarantor:	HOU Wanchun

To ensure the performance of Domestic Factoring Contract (with Recourse) (Contract No. 37062020120000222) (“Master Contract”) between the Creditor and Trunkbow Asia Pacific (Shandong) Co. Limited (the “Debtor”), the Guarantor is willing to provide the following guarantee.

Article 1 Master Debt under the Guarantee and Amount of the Principal

The type of master debt under the guarantee is factoring with recourse, the principal amount of which is RMB 2,750,000.00 even

Article 2 Scope of the Guarantee

The scope of this pledge guarantee includes the loan principal hereunder and interest, penalty interest, compound interest, default damages and other fees incurred by the creditor to realize the creditor claims.

Article 3 Guarantee Method

The guarantee method hereunder is joint and several liability guarantee. If there are more than one guarantors, each guarantor will bear joint and several liabilities with respect to the Creditor.

Article 4 Term of the Guarantee

1. The term of the guarantee provided by the Guarantor is 2 years starting from the expiration of the performance period under the Master Contract.

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2. The term of the guarantee under acceptance of commercial bills and issuance of relief margin and letter of credit is 2 years starting from the date on which the Creditor makes such advance payment.

3. The term of the guarantee under discounted commercial bills is 2 years starting from the due date of such bills.

4. If the Creditor and the Debtor extend the performance period of the Master Contract and the Guarantor continues its guarantee, the term of the guarantee is 2 years starting from the expiration of such extension.

5. If the debt under the Master Contract is declared due in advance by the Creditor in accordance with the Master Contract, the term of the guarantee is 2 years starting from such earlier due date.

Article 5 The Guarantor’s Warranties

1. The Guarantor has obtained all authorization necessary for the guarantee.

2. The Guarantor has provided true, complete and effective financial statements, company charter or other relevant documents to the Creditor and will accept the Creditor’s supervision in its operation and financial condition.

3. If the Debtor fails to perform its debt obligations, the Guarantor will perform its guarantee responsibility.

4. If the Guarantor fails to perform its guarantee responsibility, the Creditor has the right to make deductions of such amount directly from the Guarantor’s account with the Creditor.

5. During the period of the guarantee, the Guarantor will notify the Creditor immediately in writing upon the occurrence of any of the following:

(1)	Change in the name, address, contact information and legal representative of the Guarantor;

(2)	Change in the affiliate relationship, senior management, company charter and organization of the Guarantor;

(3)	Experience of material difficulty in the operations and financial condition;

(4)	The Guarantor files, or is forced to file, for bankruptcy, restructuring;

(5)	The Guarantor is dissolved, having its license cancelled or is ordered to shut down;

(6)	Other situations that will affect the realization of the creditor’s right;

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6. Before undertaking any of the following, the Guarantor must notify the Creditor in writing within 15 days and obtain the Creditor’s approval:

(1)	The Guarantor changes its capital or business structure, including but not limited to contracting, lease, merger, spin-off, reorganization, joint venture or joint capital, transfer of assets and filing for reorganization, settlement or bankruptcy;

(2)	The Guarantor provides guarantee to a third party or any other guarantee for its other debts.

Article 6 Assumption of the Responsibility for Guarantee

1. Upon the occurrence of any of the following, the Creditor has the right to demand the Guarantor to assume its responsibility for guarantee:

(1)	The debt under the Master Contract is due and the Creditor has not been fully repaid;

(2)	The Debtor or the Guarantor is involved in the bankruptcy or settlement proceedings ordered by a court;

(3)	The Debtor’s, or the Guarantor’s, license is revoked, or the Debtor or the Guarantor is ordered to shut down or dissolved;

(4)	The Debtor or the Guarantor is dead or declared missing or dead;

(5)	The Guarantor violates its obligations hereunder;

(6)	Other situations that will adversely affect the realization of the Creditor’s right.

2. If the claims under the guarantee are also guaranteed by using property as security, the Creditor may use such property to realize its claim and may also ask such guarantor to assume responsibility.

3. If the Debtor has provided guarantee by using property as security and the Creditor waives such guarantee, the Guarantor agrees to continue to bear joint and several liability for guarantee.

4. If the Guarantor has provided guarantee for multiple debts (including the debt under the Master Contract) and the payment from the Guarantor is insufficient to repay all the debts due, the Creditor has the right to decide the order of applying such payment with regard to the debts.

5. The Creditor has the right to decide the order when exercising its right to offset or its right of subrogation

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Article 7 Liability for Breach

1. If the Debtor fails to repay the Creditor, the Guarantor must be responsible for all the resulting loss suffered by the Creditor.

2. Upon the occurrence of any of the following on the part of the Guarantor, the Guarantor must pay default damages and compensate the Creditor for any resulting loss:

(1)	Failure to obtain valid authorization necessary for the pledge guarantee;

(2)	Failure to provide true, complete and effective financial statements, company charter or other relevant information;

(3)	Failure to notify the Creditor of the situation set forth in Section 5.5 herein;

(4)	Engaging in activities in Section 5.6 herein without obtaining the Creditor’s prior approval;

(5)	Other acts in violation of the provisions herein.

Article 8 Offset Right and the Dissolution Right Objection Period

If the Creditor exercises its offset right or dissolution right in accordance with the law or with the provisions herein, the Guarantor has 7 days (starting from the day when the Creditor notifies the Guarantor either orally or in writing) to raise objections.

Article 9 Dispute Resolution

Any dispute arising from this contract must be resolved through consultation; if such consultation fails, the dispute may be submitted to the local people’s court.

During the period of the legal proceedings, the obligations hereunder not in dispute must continue to be carried out.

Article 10 Other Matters

The Guarantor has already received and read the Master Contract under the guarantee.

Article 11 Contract Effectiveness

This contract becomes effective upon execution.

Article 12 This contract is in duplicates, with one to each party.

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Creditor:	/seal/ Agricultural Bank of China, Jinan Hi-Tech Development Zone
Legal Representative:	ZHANF Guiying

Guarantor:	/s/ HOU Wanchun

June 15, 2012

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